CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the previously filed Amendment No. 1 to the Registration Statement of Interiors, Inc. on Form S-3 (File No. 333-63207, effective August 16, 1999) of our report on the consolidated financial statements of Concepts 4, Inc. dated February 22, 2000, appearing in Amendment No. 1 of the Current Report on Form 8-K of Interiors, Inc. dated December 15, 1999.


                                             CORBIN & WERTZ

Irvine, California
February 28, 2000